SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2012

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

001-3034	41-0448030
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 330-5500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director.

On June 20, 2012, the Xcel Energy Inc. (the “Company”) Board of Directors elected Richard T. O’Brien to the Board of Directors, effective August 1, 2012, for a term expiring at the Company’s 2013 annual meeting of shareholders.  Mr. O’Brien will serve on the Company’s Nuclear, Environmental and Safety Committee.  Mr. O’Brien will receive compensation for his Board service consistent with the compensation received by the Company’s other non-employee directors, as disclosed in the Company’s Schedule 14A, Definitive Proxy Statement filed on April 2, 2012 (file no. 001-03034), prorated from the commencement of his service on the Board to the date of the 2013 annual shareholders meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.01	Press Release dated June 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota Corporation)

	By:	/s/ Cathy J. Hart
Name: Cathy J. Hart
Title: Vice President and Corporate Secretary

Date: June 22, 2012

Exhibit Index

Exhibit	Description

99.01	Press Release dated June 20, 2012